Attachment to Form 12b-25 for George Risk Industries, Inc.
                    For the Quarter Ended July 30, 2003

                           MASON RUSSEL WEST, LLC
                        739 West Littleton Boulevard
                            Littleton, CO  80120
                            Phone:  303-797-9101
                            Fax:    303-795-3356


     Statement attached to Form 12b-25 of George Risk Industries, Inc.
                    For the Quarter Ended July 31, 2003

Additional time is needed to complete the review of the quarterly report due to short-term illness of the accountant.

September 11, 2003

By:  /s/ MASON RUSSEL WEST, LLC
Mason Russell West, LLC